UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 29, 2008

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001–33392	20–5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656–3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01	Other Events.

On May 29, 2008, NYSE Euronext (the “Company”) completed its sale of U.S. $750,000,000 aggregate principal amount of its 4.80% Notes due 2013 (the “Notes”) pursuant to a Purchase Agreement dated May 21, 2008 (the “Underwriting Agreement”), by and among the Company and Banc of America Securities LLC, Citi and Merrill Lynch, Pierce Fenner & Smith Incorporated, as representatives of the several Underwriters named therein. The Notes were issued pursuant to an Indenture dated May 29, 2008, as supplemented by a Supplemental Indenture dated May 29, 2008, between the Company and Wilmington Trust Company, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-150991) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Purchase Agreement, the Indenture and the Supplemental Indenture are filed as exhibits hereto and incorporated herein by reference. The Company is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d) Exhibits

1.1	Purchase Agreement, dated May 21, 2008
4.1	Indenture, dated May 29, 2008
4.2	Supplemental Indenture, dated May 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext
Dated: May 29, 2008	By	/s/ Janet M. Kissane
Janet M. Kissane
Deputy Corporate Secretary